                               BOOKS AND RECORDS

                   LINCOLN NATIONAL VARIABLE ANNUITY FUND A

         RULES UNDER SECTION 31 OF THE INVESTMENT COMPANY ACT OF 1940

Records to Be Maintained by Registered Investment Companies, Certain  Majority-
    Owned Subsidiaries Thereof, and Other Persons Having  Transactions with
                       Registered Investment Companies.

Reg. 270.31a-1. (a) Every registered investment company, and every underwriter, broker, dealer, or investment advisor which is a majority-owned subsidiary of such a company, shall maintain and keep current the accounts, books, and other documents relating to its business which constitute the record forming the basis for financial statements required to be filed pursuant to
Section 30 of the Investment Company Act of 1940 and of the auditor's certificates relating thereto.

LN-Record          Location  Person to Contact        Retention
----------         --------  -----------------        ---------

Annual Reports     LNL       Financial Operations -   Permanently, the first two
To Shareholders              Separate Accounts Admin  years in an easily accessible
                                                      place

Semi-Annual        LNL       Financial Operations -   Permanently, the first two
Reports                      Separate Accounts Admin  years in an easily accessible
                                                      place

Form N-SAR         LNL       Financial Operations -   Permanently, the first two
                             Separate Accounts Admin  years in an easily
                                                      accessible place


(b) Every registered investment company shall maintain and keep current the following books, accounts, and other documents:

Type of Record
--------------

(1) Journals (or other records of original entry) containing an itemized daily record in detail of all purchases and sales of securities (including sales and redemptions of its own securities), all receipts and deliveries of securities (including certificate numbers if such detail is not recorded by custodian or transfer agent), all receipts and disbursements of cash and all other debits and credits. Such records shall show for each such transaction the name and quantity of securities, the unit and aggregate purchase or sale price, commission paid, the market on which effected, the trade date, the settlement date, and the name of the person through or from whom purchased or received or to whom sold or delivered.

Purchases and Sales Journals
----------------------------

Daily reports    Delaware      Fund Accounting      Permanently, the first two
of securities                                       years in an easily
transactions                                        accessible place


Portfolio Securities
--------------------

Equity           Delaware      Fund Accounting      Permanently, the first two
Notifications                                       years in an easily
                                                    accessible place

LN-Record        Location      Person to Contact    Retention
---------        --------      -----------------    ---------

Public Bond      Delaware      Fund Accounting      Permanently, the first two
Trades                                              years in an easily
Notifications                                       accessible place
(Bank Statement)


Receipts and Deliveries of Securities (units)
---------------------------------------------

Not Applicable.

Portfolio Securities
--------------------

Debit and        Delaware      Fund Accounting      Permanently, the first two
Credit Advices                                      years in an easily
(Bank Statements)                                   accessible place


Receipts and Disbursements of Cash and other Debits and Credits
---------------------------------------------------------------

Investment       Delaware      Fund Accounting      Permanently, the first two
Journal                                             years in an easily
                                                    accessible place

Daily Journals   Delaware      Fund Accounting      Permanently, the first two
                                                    years in an easily
                                                    accessible place


(2) General and auxiliary ledgers (or other record) reflecting all asset, liability, reserve, capital, income and expense accounts, including:

     (i) Separate ledger accounts (or other records) reflecting the following:

     (a)    Securities in transfer;
     (b)    Securities in physical possession;
     (c)    Securities borrowed and securities loaned;
     (d) Monies borrowed and monies loaned (together with a record of the collateral therefore and substitutions in such collateral);
     (e)    Dividends and interest received;
     (f)    Dividends receivable and interest accrued.

Instructions. (a) and (b) shall be stated in terms of securities quantities only; (c) and (d) shall be stated in dollar amounts and securities quantities as appropriate; (e) and (f) shall be stated in dollar amounts only.

General Ledger
--------------

LNL trial        Delaware      Fund Accounting     Permanently, the first two
balance (4000                                      years in an easily accessible
series)                                            place


Securities in Transfer
----------------------

Bank Advices     Delaware      Fund Accounting     Permanently, the first two
                                                   years in an easily
                                                   accessible place

LN-Record              Location    Person to Contact     Retention
---------              --------    -----------------     ---------

Notification           LNL         Treasurers-           Permanently, the first
of Securities                      Sec. Custody          two years in an easily
Transactions.                                            accessible place
(Original
records
maintained by
custodian bank.)

Securities in Physical Possession
---------------------------------

Securities             LNL         Treasurers-           Permanently, the first
Ledger.                            Sec. Custody          two years in an easily
(Portfolio                                               accessible place
report
available on
request from
keeper of
original records).

Monthly                LNL         Securities            Permanently, the first
Portfolio                          Compliance            two years in an easily
Listings                                                 accessible place

Securities Borrowed and Loaned
------------------------------

AOS file               LNL         Treasurers-           Permanently, the first
                                   Sec. Custody          two years in an easily
                                                         accessible place

Monies Borrowed and Loaned
--------------------------

Not Applicable.

Dividends and Interest Received
-------------------------------

Interest File          Delaware    Fund Accounting       Permanently, the first
Accrual Activity                                         two years in an easily
Journal                                                  accessible place

Dividend Master        Delaware    Fund Accounting       Permanently, the first
File Display                                             two years in an easily
                                                         accessible place

Dividends Receivable and Interest Accrued
-----------------------------------------

Interest File          Delaware    Fund Accounting       Permanently, the first
Accrual Activity                                         two years in an easily
Journal                                                  accessible place

Dividend Master        Delaware    Fund Accounting       Permanently, the first
File Display                                             two years in an easily
                                                         accessible place

LN-Record              Location    Person to Contact     Retention
---------              --------    -----------------     ---------

Investment             Delaware    Fund Accounting       Permanently, the first
Journal                                                  two years in an easily
                                                         accessible place

(ii) Separate ledger accounts (or other records) for each portfolio security, showing (as of trade dates), (a) the quantity and unit and aggregate price for each purchase, sale, receipt, and delivery of securities and commodities for such accounts, and (b) all other debits and credits for such accounts.

Securities positions and money balances in such ledger accounts (or other records) shall be brought forward periodically but not less frequently than at the end of fiscal quarters. Any portfolio security, the salability of which is conditioned, shall be so noted. A memorandum record shall be available setting forth, with respect to each portfolio security accounts, the amount and declaration, ex-dividend, and payment dates of each dividend declared thereon.

Ledger Account for each portfolio Security
------------------------------------------

Inventory              Delaware    Fund Accounting       Permanently, the first
(on line)                                                two years in an easily
                                                         accessible place

(iii) Separate ledger accounts (or other records) for each broker-dealer, bank or other person with or through which transactions in portfolio securities are affected, showing each purchase or sale of securities with or through such persons, including details as to the date of the purchase or sale, the quantity and unit and aggregate prices of such securities, and the commissions or other compensation paid to such persons. Purchases or sales effected during the same day at the same price may be aggregated.

Broker-Dealer          Delaware    Fund Accounting       Permanently, the first
Ledger                                                   two years in an easily
                                                         accessible place

(iv) Separate ledger accounts (or other records), which may be maintained by a transfer agent or registrar, showing for each shareholder of record of the investment company the number of shares of capital stock of the company held.
In respect of share accumulation accounts (arising from periodic investment plans, dividend reinvestment plans, deposit of issued shares by the owner thereof, etc.), details shall be available as to the dates and number of shares of each accumulation, and except with respect to already issued shares deposited by the owner thereof, prices of each such accumulation.

Shareholder Accounts
--------------------

Master file            LNL         CSRM                  Permanently, the first
record                 LNL         Financial             two years in an easily
                                   Operations -          accessible place
                                   Separate Accounts         place
                                   Admin.

(3) A securities record or ledger reflecting separately for each portfolio security as of trade date all "long" and "short" positions carried by the investment company for its own account and showing the location of all securities long and the off-setting position to all securities short. The record called for by this paragraph shall not be required in circumstances under which all portfolio securities are maintained by a bank or banks or a member or members of a national securities exchange as custodian under a custody agreement or as agent for such custodian.

LN-Record              Location    Person to Contact     Retention
---------              --------    -----------------     ---------

Securities Position Record
--------------------------

Maintained by          Chase       Mutual Funds Division Permanently, the first
Custodian of                                             two years in an easily
Securities                                               accessible place

(4) Corporate charters, certificates of incorporation or trust agreements, and bylaws, and minute books of stockholders' and directors' or trustees' meetings; and minute books of directors' or trustees' committee and advisory board or advisory committee meetings.

Corporate Documents
-------------------

Bylaws and             LNL         Corporate Secretary   Permanently, the first
minute books.                                            two years in an easily
                                                         accessible place

(5) A record of each brokerage order given by or in behalf of the investment company for, or in connection with, the purchase or sale of securities, whether executed or unexecuted. Such record shall include the name of the broker, the terms and conditions of the order and of any modification or cancellation thereof, the time of entry or cancellation, the price at which executed, and the time of receipt of report of execution. The record shall indicate the name of the person who placed the order in behalf of the investment company.


Sales Order or         Vantage     Mutual Funds          Six years, the first
Purchase Order         Investment  Operation             two years in easily
                       Advisors                          accessible place

Confirmations          Vantage     Mutual Funds          Six years, the first
                       Investment  Operation             two years in an easily
                       Advisors                          accessible place

Notification           Delaware    Mutual Funds          Six years, the first
                       Lincoln     Division              two years in an easily
Form (Generate         Investments                       accessible place
from AOS
trading system)

(6) A record of all other portfolio purchase or sales showing details comparable to those prescribed in paragraph 5 above.

Short-Term Investments
----------------------

Notification           Delaware    Mutual Funds          Six years, the first
Form (Generate         Investments Division              two years in an easily
from AOS               Lincoln                           accessible place
trading system)

Bank Advice and        Delaware    Fund Accounting       Six years, the first
Issuer                 Lincoln                           two years in an easily
Confirmation           Investments                       accessible place

(7) A record of all puts, calls, spreads, straddles, and other options in which the investment company has any direct or indirect interest or which the investment company has granted or guaranteed; and a record of any contractual commitments to purchase, sell, receive or deliver securities or other property (but not including open orders placed with broker-dealers for the purchase or sale of securities, which may be cancelled by the company on notices without penalty or cost of any kind); containing at least an identification of the security, the number of units involved, the option price, the date of maturity, the date of issuance, and the person to whom issued.

LN-Record              Location    Person to Contact     Retention
---------              --------    -----------------     ---------

Record of Puts, Calls, Spreads, Etc.
------------------------------------

Not Applicable.

(8) A record of the proof of money balances in all ledger accounts (except shareholder accounts), in the form of trial balances. Such trial balances shall be prepared currently at least once a month.

Trial Balance
-------------

General Ledger         Delaware     Fund Accounting      Permanently, the first
                                                         two years in an easily
                                                         accessible place

(9) A record for each fiscal quarter, which shall be completed within 10 days after the end of such quarter, showing specifically the basis or bases upon which the allocation of orders for the purchase and sale of portfolio securities to named brokers or dealers and the division of brokerage commissions or other compensation on such purchase and sale orders among named persons were made during such quarter. The record shall indicate the consideration given to (a) sales of shares of the investment company by brokers or dealers, (b) the supplying of services or benefits by brokers or dealers to the investment company, its investment advisor or principal underwriter or any persons affiliated therewith, and (c) any other considerations other than the technical qualifications of the brokers and the dealers as such. The record shall show the nature of their services or benefits made available, and shall describe in detail the application of any general or specific formula or other determinant used in arriving at such allocation of purchase and sales orders and such division of brokerage commissions or other compensation. The record shall also include the identities of the person responsible for the determination of such allocation and such division of brokerage commissions or other compensation.

Brokerage        Delaware Lincoln   Compliance Officer  Six years, the first two
Allocation       Investments                            years in an easily
Report                                                  accessible place

(10) A record in the form of an appropriate memorandum identifying the person or persons, committees, or groups authorizing the purchase or sale of portfolio securities. Where an authorization is made by a committee or group, a record shall be kept in the names of its members who participated in the authorization. There shall be retained a part of the record required by this paragraph any memorandum, recommendation, or instruction supporting or authorizing the purchase or sale of portfolio securities. The requirements of this paragraph are applicable to the extent they are not met by compliance with the requirements of paragraph 4 of this Rule 31a1(b).

Trading                Vantage     Mutual Funds          Six years, the first
Authorization          Investment  Operation             two years in an easily
                       Advisors                          accessible place

Advisory               LNL         Products and          Six years, the first
                                   Distribution,         two years in an easily
Agreements                         LNL Law Division      place

(11) Files of all advisory material received from the investment advisor, any advisory board or advisory committee, or any other persons from whom the investment company accepts investment advice publications distributed generally.

LN-Record              Location    Person to Contact     Retention
---------              --------    -----------------     ---------

Issue Folders          Vantage     Mutual Funds          Six years, the first
                       Investment  Operation             two years in an easily
                       Advisors                          accessible place

(12) The term "other records" as used in the expressions "journals (or other records of original entry)" and "ledger accounts (or other records)" shall be construed to include, where appropriate, copies of voucher checks, confirmations, or similar documents which reflect the information required by the applicable rule or rules in appropriate sequence and in permanent form, including similar records developed by the use of automatic data processing systems.

Correspondence         LNL         CSRM                  Six years, the first
                                                         two years in an easily
                                                         accessible place

Pricing Sheets         Delaware    Fund Accounting       Permanently, the first
                                                         two years in an easily
                                                         accessible place

Bank Statements        Delaware    Fund Accounting       Six years, the first
and Cash                                                 two years in easily
Reconciliations                                          accessible place

Proxy Statements       LNL         CSRM                  Six years, the first
And Proxy Cards                                          two years in an easily
                                                         accessible place




                                       March 16, 2001